As filed with the United States Securities and Exchange Commission on September 9, 2024

Registration No. 333-281531

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TENON MEDICAL, inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	45-5574718
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

104 Cooper Court

Los Gatos, CA 95032

(408) 649-5760

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Steven M. Foster

Chief Executive Officer and President

Tenon Medical, Inc.

104 Cooper Court

Los Gatos, CA 95032

(408) 649-5760

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.	Faith L. Charles, Esq.
Jeffrey P. Wofford, Esq.	Todd Mason, Esq.
Sichenzia Ross Ference Carmel LLP	Thompson Hine LLP
1185 Avenue of Americas, 31st Floor	300 Madison Avenue, 27th Floor
New York, New York 10036	New York, New York 10017
Telephone: (212) 930-9700	Telephone: (212) 344-6101

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-1 of Tenon Medical, Inc. (File No. 333-281531), as amended, originally filed on August 14, 2024 (the “Registration Statement”), is being filed as an exhibit-only filing to file the form of Securities Purchase Agreement as Exhibit 10.15. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the form of Securities Purchase Agreement (filed herewith as Exhibit 10.15). This Amendment does not modify any content of the prospectus contained in Part I or the balance of Part II of the Registration Statement which are hereby omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

EXHIBIT INDEX

Exhibit No.	Description
1.1#	Form of Placement Agent Agreement
3.1**	Second Amended and Restated Certificate of Incorporation of the Registrant.
3.2****	Certificate of Designations, Rights and Preferences for Series A Preferred Stock
3.3#	Amendment to Certificate of Designations, Rights and Preferences for Series A Preferred Stock
3.4+	Certificate of Designations, Rights and Preferences for Series B Preferred Stock
3.5*	Bylaws of The Registrant.
4.1#	Form of Pre-Funded Warrant
4.2#	Form of Common Warrant
5.1#	Opinion of Counsel to Registrant.
10.1*##	Employment Agreement dated June 1, 2021 between Steven M. Foster and the Registrant.
10.2*##	Employment Agreement dated June 1, 2021 between Richard Ginn and the Registrant.
10.3*##	Consulting Agreement dated May 7, 2021 by and between Richard Ferrari and the Registrant.
10.4**	Tenon Medical 2022 Equity Incentive Plan.
10.5***	Purchase Agreement dated as of July 24, 2023, by and between the Registrant and Lincoln Park Capital Fund, LLC.
10.6***	Registration Rights Agreement dated as of July 24, 2023, by and between the Registrant and Lincoln Park Capital Fund, LLC.
10.7****	Form of Securities Purchase Agreement entered into between the Registrant and investors in the Series A Preferred Stock.
10.8****	Form of Warrant issued to the investors in the Series A Preferred Stock.
10.9*****	Form of Securities Purchase Agreement entered into between the Registrant and investors in the November 2023 Notes.
10.10*****	Form of Note issued by the Registrant in the November 2023 private placement.
10.11*****	Form of Warrant issued by the Registrant to the investors in the November 2023 Notes.
10.12******##	Offer Letter dated as of August 16, 2024, by and between the Registrant and Kevin Williamson
10.13+	Form of Series B Warrant Agent Agreement
10.14+	Form of Securities Purchase Agreement entered into between the Registrant and investors in the Series B Preferred Stock
10.15	Form of Securities Purchase Agreement
16.1*******	Letter from Armanino, LLP dated September 7, 2023, regarding change in accountant
21.1#	List of Subsidiaries of the Registrant.
23.1#	Consent of Haskell & White LLP, dated September 6, 2024.
23.2#	Consent of Armanino, LLP, dated September 6, 2024.
23.3#	Consent of Counsel to Registrant (included in Exhibit 5.1).
24.1#	Power of Attorney (included on the signature page to the initial Registration Statement)
107#	Filing Fee Table.

*	Incorporated by reference to the Registrant’s Registration Statement No. 333-260931, filed on November 10, 2021.
**	Incorporated by reference to the Registrant’s Registration Statement No. 333-271648, originally filed on May 4, 2023.
***	Incorporated by reference to the Registrant’s Current Report on Form 8-K originally filed on July 28, 2023.
****	Incorporated by reference to the Registrant’s Current Report on Form 8-K originally filed on February 22, 2024.
*****	Incorporated by reference to the Registrant’s Current Report on Form 8-K originally filed on November 28, 2023.
******	Incorporated by reference to the Registrant’s Current Report on Form 8-K originally filed on August 27, 2024.
*******	Incorporated by reference to the Registrant’s Current Report on Form 8-K originally filed on September 8, 2023.

+	Incorporated by reference to the Registrant’s Current Report on Form 8-K originally filed on September 6, 2024.

#	Previously filed.

##	Denotes management compensation plan, agreement or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on September 9, 2024.

TENON MEDICAL, INC.

By:	/s/ Steven M. Foster
Steven M. Foster
Chief Executive Officer and President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Steven M. Foster	Chief Executive Officer and President, Director	September 9, 2024
Steven M. Foster	(Principal Executive Officer)

/s/ Richard Ginn	Chief Technology Officer and Director	September 9, 2024
Richard Ginn

/s/ Kevin Williamson	Chief Financial Officer	September 9, 2024
Kevin Williamson	(Principal Financial and Accounting Officer)

/s/ Richard Ferrari	Director	September 9, 2024
Richard Ferrari

/s/ Ivan Howard	Director	September 9, 2024
Ivan Howard

/s/ Kristine Jacques	Director	September 9, 2024
Kristine Jacques

/s/ Robert K. Weigle	Director	September 9, 2024
Robert K. Weigle

/s/ Stephen H. Hochschuler, M.D.	Director	September 9, 2024
Stephen H. Hochschuler, M.D.

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